OAKWOOD ACCEPTANCE CORPORATION
ANNUAL OFFICER'S CERTIFICATE

OAKWOOD MORTGAGE INVESTORS, INC.
SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
SERIES 1997-d

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (November 1995 Edition) which is incorporated in the Pooling and Servicing Agreement dated November 1, 1997 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and PNC Bank, N.A., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period October 1, 1997 through September 30, 1998 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.

By: /s/ Douglas R. Muir
--------------------------
Name: Douglas R. Muir
--------------------------
Title: Vice President
--------------------------
Date: September 30, 1998
--------------------------